Exhibit 99.1
GOODRX REPORTS SECOND QUARTER 2025 RESULTS
Second Quarter 2025 Revenue and Adjusted EBITDA Margin in Line with Previous Guidance;
Pharma Manufacturer Solutions Revenue Increased 32% Year-Over-Year
SANTA MONICA, Calif. -- (August 6, 2025) -- GoodRx Holdings, Inc. (Nasdaq: GDRX) ("we," "us," "our," “GoodRx,” or the
“Company”), the leading platform for medication savings in the U.S., has released its financial results for the second quarter of 2025.
Second Quarter 2025 Highlights
•Revenue of $203.1 million
•Net income of $12.8 million; Net income margin of 6.3%
•Adjusted Net Income1 of $33.9 million; Adjusted Net Income Margin1 of 16.7%
•Adjusted EBITDA1 of $69.4 million; Adjusted EBITDA Margin1 of 34.2%
•Net cash provided by operating activities of $49.6 million
“I’m excited about the meaningful progress we made during the second quarter delivering against our key initiatives that are designed to better position the Company for sustainable long-term growth,” said Wendy Barnes, Chief Executive Officer and
President of GoodRx. “We are effectively creating value for core stakeholders–we expanded our integrated access and affordability solutions with pharma, finalized several new deals for pharmacy counter and e-commerce solutions, and announced the launch of our new condition subscription product for erectile dysfunction. I am confident in our positive momentum and believe GoodRx is in a strong position to reduce friction in the system and serve as the complement to insurance that helps consumers access and afford the medications they need.”
1Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. Adjusted EBITDA Margin and Adjusted Net Income Margin are defined as Adjusted EBITDA and Adjusted Net
Income, respectively, divided by Adjusted Revenue. Refer to the Non-GAAP Financial Measures section below for definitions, additional information, and reconciliations to the most directly comparable GAAP measures.
Second Quarter 2025 Financial Overview (all comparisons are made to the same period of the prior year unless otherwise noted):
Revenue increased 1% to $203.1 million compared to $200.6 million.
Prescription transactions revenue decreased 3% to $143.1 million compared to $146.7 million, primarily driven by a 14%
decrease in the number of our Monthly Active Consumers, due to the broader changes in the retail pharmacy landscape, including store closures, and volume reduction in one of our integrated savings programs, partially offset by improved unit economics related to contracting with certain of our customers and partners and favorable changes in sales mix.
Subscription revenue decreased 7% to $20.5 million compared to $22.0 million, primarily driven by a decrease in the number of our subscription plans.
Pharma manufacturer solutions revenue increased 32% to $35.0 million compared to $26.5 million, driven by organic growth as we continued to expand our market penetration with pharma manufacturers and other customers, including ongoing growth in our consumer direct pricing (previously described as point of sale discount programs).
Net income was $12.8 million compared to a net income of $6.7 million. Net income margin was 6.3% compared to a net income margin of 3.3%. Adjusted Net Income1 was $33.9 million compared to $32.4 million.
Adjusted EBITDA1 was $69.4 million compared to $65.4 million. Adjusted EBITDA Margin1 was 34.2% compared to 32.6%.
Cash Flow and Capital Allocation
Net cash provided by operating activities in the second quarter was $49.6 million compared to $9.7 million in the comparable period last year driven by changes in operating assets and liabilities and an increase in net income after adjusting for non-
cash items. Changes in operating assets and liabilities were principally driven by the timing of payments of prepaid services, accrued expenses, income tax payments and refunds, as well as collections of accounts receivable. As of June 30, 2025, we had cash and cash equivalents of $281.3 million and total outstanding debt of $497.5 million.
We are focused on a disciplined approach to capital allocation, centered on furthering our mission and creating shareholder value. Our capital allocation priorities are investing for profitable growth, paying down debt, buying back shares, and M&A
Exhibit 99.1
that aligns with our strategic priorities. These capital allocation priorities support our long-term growth strategy while also providing flexibility to navigate near-term challenges.
Share Repurchases
During the second quarter of 2025, we repurchased 10.2 million shares of Class A common stock for an aggregate of $46.4 million. As of June 30, 2025, we had $143.0 million of unused authorized share repurchase capacity under our $450.0 million share repurchase program, which does not have an expiration date.
Guidance
For the full year 2025, management is anticipating the following:

$ in millions	FY 2025	FY 2024	YoY Change
Revenue	Increase from 2024	$792.3	-
Adjusted EBITDA[2]	$265 - $275	$260.2	2% - 6%
“Overall, GoodRx had a solid financial quarter, continuing to produce growing year-over-year Adjusted EBITDA Margins that underscores the durability of our business model,” said Chris McGinnis, Chief Financial Officer and Treasurer of GoodRx.
“While we faced some headwinds in the larger healthcare landscape, our total revenue was up 1% versus the prior year, with total revenue of $203.1 million. Pharma manufacturer solutions delivered especially strong results, with 32% year-over-
year revenue growth in the second quarter, which has well positioned us to continue performing at similar to even higher levels throughout the rest of 2025.”
“Looking ahead, we expect our full year 2025 total revenue will increase from 2024, with Q3 revenue expected to be lower than Q4. We are now including the estimated impact from the Rite Aid bankruptcy as well as volume reduction in one of our integrated savings programs into guidance. Combined, these two items are expected to result in approximately $35 to $40 million of estimated revenue loss in 2025. Despite lowering revenue projections, we expect full year Adjusted EBITDA will be in the range of $265 and $275 million, which represents approximately 2% to 6% growth compared to 2024,” continued
McGinnis. “While lowering revenue expectations due to external factors is disappointing, our core business remains strong and the fact that our Adjusted EBITDA range continues to encompass a portion of our previous range is a testament to our leadership team and the focus on the right strategic initiatives and operating efficiencies. I am confident we are executing on a number of fronts that will help us deliver long-term growth opportunities.”
2Adjusted EBITDA Margin is Adjusted EBITDA divided by Adjusted Revenue. Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and are presented for supplemental informational purposes only. We have not reconciled our Adjusted EBITDA and Adjusted EBITDA Margin guidance to GAAP net income or loss and GAAP net income or loss margin, respectively, because we do not provide guidance for such GAAP measures due to the uncertainty and potential variability of stock-based compensation expense, acquired intangible assets and related amortization and income taxes, which are reconciling items between Adjusted EBITDA and Adjusted EBITDA Margin and their respective most directly comparable GAAP measures. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure. However, such items could have a significant impact on our future GAAP net income or loss and GAAP net income or loss margin.
Investor Conference Call and Webcast
GoodRx management will host a conference call and webcast tomorrow, August 7, 2025, at 5:00 a.m. Pacific Time (8:00
a.m. Eastern Time) to discuss the results and the Company’s business outlook.
To access the conference call, please pre-register using the following link:
https://register-conf.media-server.com/register/BI46023820eedd437cbbba2de8da98f855
Registrants will receive a confirmation with dial-in details and a unique passcode required to join.
The call will also be webcast live on the Company’s investor relations website at https://investors.goodrx.com, where accompanying materials will be posted prior to the conference call.
Approximately one hour after completion of the live call, an archived version of the webcast will be available on the
Company’s investor relations website at https://investors.goodrx.com for at least 30 days.
Exhibit 99.1
About GoodRx
GoodRx is the leading platform for medication savings in the U.S., used by nearly 30 million consumers and over one million healthcare professionals annually. Uniquely situated at the center of the healthcare ecosystem, GoodRx connects consumers, healthcare professionals, payers, pharmacy benefit managers, pharmaceutical manufacturers, and retail pharmacies to make saving on medications easier. By reducing friction and inefficiencies, GoodRx helps consumers save time and money when filling prescriptions so they can get the care they deserve. Since 2011, GoodRx has helped
Americans save over $85 billion on the cost of their medications.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://
investors.goodrx.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.
Investor Contact
GoodRx
Aubrey Reynolds
ir@goodrx.com
Press Contact
GoodRx
Lauren Casparis
lcasparis@goodrx.com
Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our future results of operations and financial position, industry and business trends, including uncertainty in the macro environment, the impact of retail store closures and bankruptcies on our future financial results, our value proposition, consumer and partner perception and our position in the healthcare ecosystem/industry, our integrated savings programs, and the impact of recent volume reduction in the program with a certain PBM partner, our business strategy and our ability to execute on our strategic priorities and value creation, our plans, market opportunity, strategic initiatives and long-term growth prospects, our capital allocation priorities, the anticipated expansion of our condition-specific subscription program and our ability to expand our offerings through partnerships with pharmaceutical companies. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, risks related to our limited operating history and early stage of growth; our recent growth rates may not be sustainable or indicative of future growth; our ability to achieve broad market education and change consumer purchasing habits; our general ability to continue to attract, acquire and retain consumers in a cost-effective manner; our significant reliance on our prescription transactions offering and ability to expand our offerings; changes in medication pricing and the significant impact of pricing structures negotiated by industry participants;
our general inability to control the categories and types of prescriptions for which we can offer savings or discounted prices;
our reliance on a limited number of industry participants, including pharmacy benefit managers, pharmacies, and pharma manufacturers; the competitive nature of industry; risks related to pandemics, epidemics or outbreak of infectious disease;
the accuracy of our estimate of our addressable market and other operational metrics; our ability to respond to changes in the market for prescription pricing and to maintain and expand the use of GoodRx codes; our ability to maintain positive perception of our platform or maintain and enhance our brand; risks related to any failure to maintain effective internal control over financial reporting; risks related to use of social media, emails, text messages and other messaging channels as part of our marketing strategy; our dependence on our information technology systems and those of our third-party vendors, and risks related to any failure or significant disruptions thereof; risks related to government regulation of the internet, e-
commerce, consumer data and privacy, information technology and cybersecurity; risks related to the use of AI and machine learning in our business; risks related to a decrease in consumer willingness to receive correspondence or any technical, legal or any other restrictions to send such correspondence; risks related to any failure to comply with applicable data protection, privacy and security, advertising and consumer protection laws, regulations, standards, and other requirements;
our ability to utilize our net operating loss carryforwards and certain other tax attributes; the risk that we may be unable to realize expected benefits from our restructuring and cost reduction efforts; our ability to attract, develop, motivate and retain well-qualified employees; risks related to our acquisition strategy; risks related to our debt arrangements; interruptions or delays in service on our apps or websites or any undetected errors or design faults; our reliance on third-party platforms to distribute our platform and offerings, including software as-a-service technologies; systems failures or other disruptions in the operations of these parties on which we depend; risks related to climate change; the increasing focus on environmental sustainability and social initiatives; risks related to our intellectual property; risks related to operating in the healthcare industry; risks related to our organizational structure; litigation related risks; our ability to accurately forecast revenue and appropriately plan our expenses in the future; risks related to general economic factors, natural disasters or other unexpected events; risks related to fluctuations in our tax obligations and effective income tax rate which could materially and adversely affect our results of operations; risks related to the healthcare reform legislation and other proposed or future changes impacting the healthcare industry and healthcare spending which may adversely affect our business, financial condition and results of operations; as well as the other important factors discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our Quarterly Report on Form
10-Q for the three months ended June 30, 2025, and in our other filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
Exhibit 99.1
Key Operating Metrics
Monthly Active Consumers (MACs) refers to the number of unique consumers who have used a GoodRx code to purchase a prescription medication in a given calendar month and have saved money compared to the list price of the medication. A unique consumer who uses a GoodRx code more than once in a calendar month to purchase prescription medications is only counted as one Monthly Active Consumer in that month. A unique consumer who uses a GoodRx code in two or three calendar months within a quarter will be counted as a Monthly Active Consumer in each such month. Monthly Active
Consumers do not include subscribers to our subscription offerings, consumers of our pharma manufacturer solutions offering, or consumers who use our telehealth offering. When presented for a period longer than a month, Monthly Active
Consumers are averaged over the number of calendar months in such period. Monthly Active Consumers from acquired companies are only included beginning in the first full quarter following the acquisition. Effective January 1, 2025, Monthly
Active Consumers from acquired companies are included beginning from the acquisition date. Prior to January 1, 2025,
Monthly Active Consumers from acquired companies were only included beginning in the first full quarter following the acquisition.
Subscription plans represent the ending subscription plan balance across our subscription offerings, GoodRx Gold, Kroger
Savings Club (sunset in July 2024) and condition-specific related subscriptions (launched in June 2025). For GoodRx Gold and Kroger Savings Club, each subscription plan may represent more than one subscriber since family subscription plans may include multiple members.
We exited the second quarter of 2025 with over 6 million prescription-related consumers that used GoodRx across our prescription transactions and subscription offerings. Our prescription-related consumers represent the sum of Monthly Active
Consumers for the three months ended June 30, 2025 and subscribers to our subscription plans as of June 30, 2025.

	Three Months Ended
(in millions)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Monthly Active Consumers	5.7	6.4	6.6	6.5	6.6	6.7

	As of
(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Subscription plans	668	680	684	701	696	778
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	(in thousands, except par values)
	June 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$281,318	$448,346
Accounts receivable, net	189,027	145,934
Prepaid expenses and other current assets	80,269	64,975
Total current assets	550,614	659,255
Property and equipment, net	10,732	12,664
Goodwill	421,719	410,769
Intangible assets, net	65,566	52,102
Capitalized software, net	138,287	124,781
Operating lease right-of-use assets, net	30,692	27,794
Deferred tax assets, net	77,182	77,182
Other assets	23,914	23,520
Total assets	$1,318,706	$1,388,067
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$25,411	$14,137
Accrued expenses and other current liabilities	95,677	99,130
Current portion of debt	5,000	5,000
Operating lease liabilities, current	4,821	5,636
Total current liabilities	130,909	123,903
Debt, net	484,972	486,711
Operating lease liabilities, net of current portion	52,745	46,040
Other liabilities	7,049	6,755
Total liabilities	675,675	663,409
Stockholders' equity
Preferred stock, $0.0001 par value	—	—
Common stock, $0.0001 par value	35	38
Additional paid-in capital	2,060,114	2,165,633
Accumulated deficit	(1,417,118)	(1,441,013)
Total stockholders' equity	643,031	724,658
Total liabilities and stockholders' equity	$1,318,706	$1,388,067
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	(in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$203,070	$200,610	$406,040	$398,490
Costs and operating expenses:
Cost of revenue, exclusive of depreciation and amortization presented separately below	13,350	11,870	26,714	24,338
Product development and technology	29,933	30,854	61,075	61,871
Sales and marketing	84,870	93,454	169,412	183,418
General and administrative	28,379	27,589	58,009	68,697
Depreciation and amortization	19,729	16,965	40,641	32,907
Total costs and operating expenses	176,261	180,732	355,851	371,231
Operating income	26,809	19,878	50,189	27,259
Other expense, net:
Other income	694	—	694	—
Interest income	2,803	6,334	6,735	13,889
Interest expense	(10,729)	(14,566)	(21,373)	(29,209)
Total other expense, net	(7,232)	(8,232)	(13,944)	(15,320)
Income before income taxes	19,577	11,646	36,245	11,939
Income tax expense	(6,734)	(4,952)	(12,350)	(6,254)
Net income	$12,843	$6,694	$23,895	$5,685
Earnings per share:
Basic	$0.04	$0.02	$0.06	$0.01
Diluted	$0.04	$0.02	$0.06	$0.01
Weighted average shares used in computing earnings per share:
Basic	356,623	376,254	367,847	386,153
Diluted	357,159	384,732	368,345	393,620

Stock-based compensation included in costs and operating expenses:
Cost of revenue	$122	$64	$222	$140
Product development and technology	6,323	6,259	11,993	12,107
Sales and marketing	5,929	9,396	11,811	17,523
General and administrative	9,041	10,871	16,563	21,916
Exhibit 99.1
GoodRx Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	(in thousands)
	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$23,895	$5,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,641	32,907
Amortization of debt issuance costs and discounts	869	1,663
Non-cash operating lease expense	2,065	1,930
Stock-based compensation expense	40,589	51,686
Loss on operating lease asset	4,409	—
Other	456	—
Changes in operating assets and liabilities:
Accounts receivable	(43,093)	(18,166)
Prepaid expenses and other assets	(15,796)	(5,981)
Accounts payable	11,086	(18,017)
Accrued expenses and other current liabilities	(3,235)	1,973
Operating lease liabilities	(3,187)	(1,770)
Other liabilities	294	377
Net cash provided by operating activities	58,993	52,287
Cash flows from investing activities
Purchase of property and equipment	(532)	(675)
Acquisition	(30,000)	—
Capitalized software	(39,659)	(37,169)
Net cash used in investing activities	(70,191)	(37,844)
Cash flows from financing activities
Payments on long-term debt	(2,500)	(5,273)
Repurchases of Class A common stock	(145,888)	(153,226)
Proceeds from exercise of stock options	3	11,772
Employee taxes paid related to net share settlement of equity awards	(8,305)	(15,966)
Proceeds from employee stock purchase plan	860	857
Net cash used in financing activities	(155,830)	(161,836)
Net change in cash and cash equivalents	(167,028)	(147,393)
Cash and cash equivalents
Beginning of period	448,346	672,296
End of period	$281,318	$524,903
Exhibit 99.1
For the three and six months ended June 30, 2025 and 2024, revenue comprised of the following:

(in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Prescription transactions revenue	$143,064	$146,748	$291,987	$292,143
Subscription revenue	20,463	21,953	41,480	44,554
Pharma manufacturer solutions revenue	34,981	26,504	63,629	51,013
Other revenue	4,562	5,405	8,944	10,780
Total revenue	$203,070	$200,610	$406,040	$398,490
Exhibit 99.1
Non-GAAP Financial Measures
Adjusted Revenue and metrics presented as a percentage of Adjusted Revenue, Adjusted EBITDA, Adjusted EBITDA
Margin, Adjusted Net Income, Adjusted Net Income Margin and Adjusted Earnings Per Share are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. We also present each cost and operating expense on our condensed consolidated statements of operations on an adjusted basis to arrive at adjusted operating income. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures."
We define Adjusted Revenue for a particular period as revenue excluding client contract termination costs associated with restructuring related activities. We exclude these costs from revenue because we believe they are not indicative of past or future underlying performance of the business. For the current period and full year of 2024, revenue was equal to Adjusted
Revenue. In addition, we expect revenue for the full year of 2025 to equal Adjusted Revenue.
We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted for, as applicable for the periods presented, acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, and other income or expense, net. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of
Adjusted Revenue.
We define Adjusted Net Income for a particular period as net income or loss adjusted for, as applicable for the periods presented, amortization of intangibles related to acquisitions and restructuring activities, acquisition related expenses, stock-
based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, gain on sale of business, other income or expense, net, and as further adjusted for estimated income tax on such adjusted items.
Our adjusted taxes also excludes (i) the valuation allowance recorded against certain of our net deferred tax assets that was recognized in accordance with GAAP and any subsequent releases of the valuation allowance, and (ii) all tax benefits/
expenses resulting from excess tax benefits/deficiencies in connection with stock-based compensation. Adjusted Net
Income Margin represents Adjusted Net Income as a percentage of Adjusted Revenue.
Adjusted Earnings Per Share is Adjusted Net Income attributable to common stockholders divided by weighted average number of shares. The weighted average shares we use in computing Adjusted Earnings Per Share – basic is equal to our
GAAP weighted average shares – basic and the weighted average shares we use in computing Adjusted Earnings Per
Share – diluted is equal to either GAAP weighted average shares – basic or GAAP weighted average shares – diluted, depending on whether we have adjusted net loss or adjusted net income, respectively.
We also assess our performance by evaluating each cost and operating expense on our condensed consolidated statements of operations on a non-GAAP, or adjusted, basis to arrive at adjusted operating income. The adjustments to these cost and operating expense items include, as applicable for the periods presented, acquisition related expenses, amortization of intangibles related to acquisitions and restructuring activities, stock-based compensation expense, payroll tax expense related to stock-based compensation, financing related expenses, restructuring related expenses, legal settlement expenses, loss on operating lease assets, and gain on sale of business. Adjusted operating income is Adjusted
Revenue less non-GAAP costs and operating expenses.
We believe our Non-GAAP Measures are helpful to investors, analysts and other interested parties because they assist in providing a more consistent and comparable overview of our operations across our historical financial periods. Adjusted
Revenue, Adjusted EBITDA and Adjusted EBITDA Margin are also key measures we use to assess our financial performance and are also used for internal planning and forecasting purposes. In addition, Adjusted Revenue, Adjusted
EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share are frequently used by analysts, investors and other interested parties to evaluate and assess performance.
The Non-GAAP Measures are presented for supplemental informational purposes only and should not be considered as alternatives or substitutes to financial information presented in accordance with GAAP. These measures have certain limitations in that they do not include the impact of certain costs that are reflected in our condensed consolidated statements of operations that are necessary to run our business. Other companies, including other companies in our industry, may not use these measures or may calculate these measures differently than as presented herein, limiting their usefulness as comparative measures.
Exhibit 99.1
The following table presents a reconciliation of net income, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, and presents net income margin, the most directly comparable financial measure calculated in accordance with GAAP, with Adjusted EBITDA Margin:

(dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2025	2024	2025	2024	2024
Net income	$12,843	$6,694	$23,895	$5,685	$16,390
Adjusted to exclude the following:
Interest income	(2,803)	(6,334)	(6,735)	(13,889)	(23,273)
Interest expense	10,729	14,566	21,373	29,209	52,922
Income tax expense	6,734	4,952	12,350	6,254	15,070
Depreciation and amortization	19,729	16,965	40,641	32,907	69,538
Other (income) expense	(694)	—	(694)	—	2,660
Loss on extinguishment of debt	—	—	—	—	2,077
Financing related expenses	—	392	—	832	898
Acquisition related expenses	—	174	26	348	557
Restructuring related expenses	546	566	1,765	441	8,902
Legal settlement expenses	355	—	355	13,000	13,000
Stock-based compensation expense	21,415	26,590	40,589	51,686	99,026
Payroll tax expense related to stock-based compensation	549	847	1,234	1,726	2,471
Loss on operating lease asset	—	—	4,409	—	—
Adjusted EBITDA	$69,403	$65,412	$139,208	$128,199	$260,238

Revenue	$203,070	$200,610	$406,040	$398,490	$792,324
Net income margin	6.3%	3.3%	5.9%	1.4%	2.1%
Adjusted EBITDA Margin	34.2%	32.6%	34.3%	32.2%	32.8%
Exhibit 99.1
The following tables present a reconciliation of net income and calculations of net income margin and earnings per share, the most directly comparable financial measures calculated in accordance with GAAP, to Adjusted Net Income, Adjusted Net
Income Margin, and Adjusted Earnings Per Share, respectively:

(dollars in thousands, except per share amounts)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$12,843	$6,694	$23,895	$5,685
Adjusted to exclude the following:
Amortization of intangibles related to acquisitions	2,793	2,100	5,586	4,876
Other income	(694)	—	(694)	—
Financing related expenses	—	392	—	832
Acquisition related expenses	—	174	26	348
Restructuring related expenses	546	566	1,765	441
Legal settlement expenses	355	—	355	13,000
Stock-based compensation expense	21,415	26,590	40,589	51,686
Payroll tax expense related to stock-based compensation	549	847	1,234	1,726
Loss on operating lease asset	—	—	4,409	—
Income tax effects of excluded items and adjustments for valuation allowance and excess tax benefits/deficiencies from equity awards	(3,904)	(4,991)	(8,899)	(13,636)
Adjusted Net Income	$33,903	$32,372	$68,266	$64,958

Revenue	$203,070	$200,610	$406,040	$398,490
Net income margin	6.3%	3.3%	5.9%	1.4%
Adjusted Net Income Margin	16.7%	16.1%	16.8%	16.3%
Weighted average shares used in computing earnings per share:
Basic	356,623	376,254	367,847	386,153
Diluted	357,159	384,732	368,345	393,620
Earnings per share:
Basic	$0.04	$0.02	$0.06	$0.01
Diluted	$0.04	$0.02	$0.06	$0.01
Weighted average shares used in computing Adjusted Earnings Per Share:
Basic	356,623	376,254	367,847	386,153
Diluted	357,159	384,732	368,345	393,620
Adjusted Earnings Per Share:
Basic	$0.10	$0.09	$0.19	$0.17
Diluted	$0.09	$0.08	$0.19	$0.17
Exhibit 99.1
The following table presents (i) each non-GAAP, or adjusted, cost and expense and operating income measure together with its most directly comparable financial measure calculated in accordance with GAAP; and (ii) each adjusted cost and expense and adjusted operating income as a percentage of Adjusted Revenue together with each GAAP cost and expense and operating income as a percentage of revenue, the most directly comparable financial measure calculated in accordance with GAAP:

(dollars in thousands)
	GAAP		Adjusted		GAAP		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024	2025	2024
Cost of revenue	$13,350	$11,870	$13,234	$11,801	$26,714	$24,338	$26,492	$24,497
% of Revenue	7%	6%	7%	6%	7%	6%	7%	6%
Product development and technology	$29,933	$30,854	$23,500	$24,087	$61,075	$61,871	$47,490	$48,665
% of Revenue	15%	15%	12%	12%	15%	16%	12%	12%
Sales and marketing	$84,870	$93,454	$77,966	$83,752	$169,412	$183,418	$156,370	$165,148
% of Revenue	42%	47%	38%	42%	42%	46%	39%	41%
General and administrative	$28,379	$27,589	$18,967	$15,558	$58,009	$68,697	$36,480	$31,981
% of Revenue	14%	14%	9%	8%	14%	17%	9%	8%
Depreciation and amortization	$19,729	$16,965	$16,936	$14,865	$40,641	$32,907	$35,055	$28,031
% of Revenue	10%	8%	8%	7%	10%	8%	9%	7%
Operating income	$26,809	$19,878	$52,467	$50,547	$50,189	$27,259	$104,153	$100,168
% of Revenue	13%	10%	26%	25%	12%	7%	26%	25%
Exhibit 99.1
The following table presents a reconciliation of each non-GAAP, or adjusted, cost and expense and operating income measure to its most directly comparable financial measure calculated in accordance with GAAP:

	(dollars in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenue	$13,350	$11,870	$26,714	$24,338
Restructuring related expenses	12	—	10	311
Stock-based compensation expense	(122)	(64)	(222)	(140)
Payroll tax expense related to stock-based compensation	(6)	(5)	(10)	(12)
Adjusted cost of revenue	$13,234	$11,801	$26,492	$24,497

Product development and technology	$29,933	$30,854	$61,075	$61,871
Acquisition related expenses	—	(26)	—	(52)
Restructuring related expenses	202	(20)	(907)	(112)
Stock-based compensation expense	(6,323)	(6,259)	(11,993)	(12,107)
Payroll tax expense related to stock-based compensation	(312)	(462)	(685)	(935)
Adjusted product development and technology	$23,500	$24,087	$47,490	$48,665

Sales and marketing	$84,870	$93,454	$169,412	$183,418
Acquisition related expenses	—	(148)	—	(296)
Restructuring related expenses	(848)	—	(935)	(114)
Stock-based compensation expense	(5,929)	(9,396)	(11,811)	(17,523)
Payroll tax expense related to stock-based compensation	(127)	(158)	(296)	(337)
Adjusted sales and marketing	$77,966	$83,752	$156,370	$165,148

General and administrative	$28,379	$27,589	$58,009	$68,697
Financing related expenses	—	(392)	—	(832)
Acquisition related expenses	—	—	(26)	—
Restructuring related expenses	88	(546)	67	(526)
Legal settlement expenses	(355)	—	(355)	(13,000)
Stock-based compensation expense	(9,041)	(10,871)	(16,563)	(21,916)
Payroll tax expense related to stock-based compensation	(104)	(222)	(243)	(442)
Loss on operating lease asset	—	—	(4,409)	—
Adjusted general and administrative	$18,967	$15,558	$36,480	$31,981

Depreciation and amortization	$19,729	$16,965	$40,641	$32,907
Amortization of intangibles related to acquisitions	(2,793)	(2,100)	(5,586)	(4,876)
Adjusted depreciation and amortization	$16,936	$14,865	$35,055	$28,031

Operating income	$26,809	$19,878	$50,189	$27,259
Amortization of intangibles related to acquisitions	2,793	2,100	5,586	4,876
Financing related expenses	—	392	—	832
Acquisition related expenses	—	174	26	348
Restructuring related expenses	546	566	1,765	441
Legal settlement expenses	355	—	355	13,000
Stock-based compensation expense	21,415	26,590	40,589	51,686
Payroll tax expense related to stock-based compensation	549	847	1,234	1,726
Loss on operating lease asset	—	—	4,409	—
Adjusted operating income	$52,467	$50,547	$104,153	$100,168